EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Plan Confirmation

VANCOUVER, BRITISH COLUMBIA – (Marketwired – December 21, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has approved the first amended joint Chapter 11 plan of liquidation filed by the Company and its affiliated debtors (collectively, the “Debtors”) on October 31, 2017, as supplemented by the plan supplement filed by the Debtors on December 5, 2017 (collectively, the “Plan”). The Debtors also received a companion distribution and approval order (the “CCAA Approval Order”) approving the Plan from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) under the Companies’ Creditors Arrangement Act. A joint hearing before the Bankruptcy Court and the Canadian Court to confirm the Plan and obtain the CCAA Approval Order took place on December 20, 2017 and the Plan became effective on December 21, 2017.

The Plan is based on a global settlement among the Debtors and their stakeholders that, among other things, provides for payment to the Debtors’ creditors in the full amount of their allowed claims, without interest, and the distribution of the Debtors’ remaining assets to beneficial holders of Allowed Parent Equity Interests (as defined in the Plan), subject to the cash distributions pursuant to the settlement that provides for distributions to the Plumbers & Pipefitters National Pension Fund, in its capacity as court-appointed lead plaintiff (the “Lead Plaintiff”) in the securities class action litigation styled as Nieves v. Performance Sports Group Ltd., et al., Case No. 1:16-CV-3591-GHW (S.D.N.Y.) on behalf of itself and a putative class of plaintiffs. The Debtors’ assets comprise cash proceeds from the going concern sale of substantially all of their assets, the closing of which was announced on February 28, 2017, as well as claims relating to potential causes of action. As of the date hereof, 45,925,640 common shares of the Company (“Common Shares”) are issued and outstanding. No additional Common Shares will be issued in satisfaction of claims, and as described in more detail below, a certain number of Common Shares will be mandatorily purchased and cancelled in exchange for the issuance of Beneficial Trust Interests (as defined in the Plan) based on elections made by certain holders of Allowed Parent Equity Interests in accordance with, and pursuant to, the Plan.

As a result of the Plan becoming effective, beneficial holders of Allowed Parent Equity Interests who elect to have such interests mandatorily purchased and cancelled, will receive Beneficial Trust Interests in exchange therefor. For beneficial holders of Allowed Parent Equity Interests who did not elect to have their Allowed Parent Equity Interests mandatorily purchased and cancelled in exchange for Beneficial Trust Interests, the issued and outstanding common shares of the Company held by such holders will be subject to restrictions on transfer in accordance with the Plan and pursuant to the amended and restated articles approved by the Bankruptcy Court and Canadian Court.

As soon as possible after the Plan goes effective, certain of the Company’s assets will be transferred to a liquidating trust established for the benefit of the holders of the Beneficial Trust Interests pursuant to the Plan and liquidating trust agreement.  These assets include claims relating to potential causes of action, as well as certain cash reserves to fund the liquidating trust and wind down of the Debtors’ estates.  Theseus Strategy Group LLC has been appointed as the liquidation trustee and Mark E. Palmer of Theseus Strategy Group LLC has been appointed as Chief Wind-Down Officer for the purpose of liquidating and distributing all of the Company’s remaining assets in accordance with the terms of the Plan.

In accordance with the Plan and upon it becoming effective, the current members of the board of directors (the “Board”) of the Company will each step down from the Board and  a new slate of members  selected by the Equity Committee are expected to serve as directors through to the liquidation of the Debtors’ assets.

The Company intends to file a Form 15 with the Securities and Exchange Commission and take other actions as necessary to terminate the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its common shares and suspend all reporting obligations under Section 13 and Section 15(d) of the Exchange Act.  Upon filing a Form 15, the Company will immediately cease filing any further periodic or current reports under the Exchange Act.

The Plan, including the Plan Supplement and related materials, is available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to the Plan and the transactions contemplated thereby, including the payment to the Debtors’ creditors in the full amount of their allowed claims and the distribution of the Debtors’ remaining assets to beneficial holders of Allowed Parent Equity Interests, subject to the cash distribution pursuant to the settlement with the Lead Plaintiff, and the filing of a Form 15. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Debtors’ bankruptcy proceedings, the degree of cooperation of the Debtor’s stakeholders, the extent of the Debtors’ ability to obtain approval with respect to motions in their bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings, pursuit of the retained causes of action and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, risks identified in the “Risk Factors” section of the Company’s disclosure statement, which include, among others, potential inaccuracies, omissions or misrepresentations in the Debtors’ financial information, actual recoveries or distributions may differ from estimated recoveries and distributions, including in relation to the retained causes of action, which may have no value, and the incurrence of the wind-down expenses, which may materially impact recoveries to holders of Allowed Parent Equity Interests, the Plan transactions potentially giving rise to reporting and disclosure requirements and obligations under applicable U.S. and Canadian securities laws, the Plan, including elections made thereunder, may give rise to adverse tax consequences, and to the extent applicable, other factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Liquidation Trustee/Chief Wind-Down Officer
747 Third Ave, 26th Floor
New York, New York
10017
Attn: Mark E. Palmer, Managing Director
Tel: 646-696-9029
Mark@TheseusStrategy.com